EXHIBIT (8)(g)(1)

AMENDMENT NO 1 TO PARTICIPATION AGREEMENT

(AIM/INVESCO)

AMENDMENT NO. 1

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated May 1, 2002, by and among AIM Variable Insurance Funds, a Delaware trust; Transamerica Financial Life Insurance Company (formerly, AUSA Life Insurance Company, Inc.) and AFSG Securities Corporation, is hereby amended as follows:

Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.3 Applicable Price

(a) Share purchase payments and redemption orders that result from purchase payments, premium payments, surrenders and other transactions under Contracts (collectively, “Contract transactions”) and that LIFE COMPANY receives prior to the close of regular trading on the New York Stock Exchange (or such other time set by the Board for purposes of determining the current net asset value of a Fund in accordance with Rule 22c-1 under the 1940 Act) on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), LIFE COMPANY shall be the designated agent of AVIF for receipt of orders relating to Contract transactions, , in accordance with Section 22(c) and Rule 22c-1 under the 1940 Act, on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof. In connection with this Section 2.3(a), LIFE COMPANY represents and warrants that it will not submit any order for Shares or engage in any practice, nor will it allow or suffer any person acting on its behalf to submit any order for Shares or engage in any practice, that would violate or cause a violation of applicable law or regulation including, without limitation Section 22 of the 1940 Act and the rules thereunder.

(b) All other Share purchases and redemptions by LIFE COMPANY will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

(c) Without limiting the scope or effect of Section 1.1 hereof, pursuant to which the Board may reject a Share purchase order by or on behalf of LIFE COMPANY under the circumstances described therein, LIFE COMPANY and UNDERWRITER agree to cooperate with the Fund and AIM to prevent any person exercising, or purporting to exercise, rights or privileges under one or more Contracts (including, but not limited to Contract owners, annuitants, insureds or participants, as the case may be (collectively, “Participants”)) from engaging in any trading practices in any Fund that the Board or AIM determines, in good faith and in their sole discretion, to be detrimental or potentially detrimental to the other shareholders of the Fund, or to be in contravention of any applicable law or regulation including, without limitation, Section 22 of the 1940 Act and the rules thereunder. Such cooperation may include, but shall not be limited to, identifying the person or persons engaging in such trading practices, facilitating the imposition of any applicable redemption fee on such person or persons, limiting the telephonic or electronic trading privileges of such person or persons, and taking such other remedial steps, all to the extent permitted or required by applicable law.

Section 6.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

6.3 Funds To Remain Available

Notwithstanding any termination of this Agreement by LIFE COMPANY, AVIF will, at the option of LIFE COMPANY, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless AIM or the Board determines that doing so would not serve the best interests of the shareholders of the affected Funds or would be inconsistent with applicable law or regulation. Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Fund (as in effect on such date), redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 6.3 will not apply to any (i) terminations under Section 5 and the effect of such terminations will be governed by Section 5 of this Agreement or (ii) any rejected purchase and/or redemption order as described in Section 2.3(c) hereof.

Section 22 is hereby added to the Agreement:

Section 22. Force Majeure

Each Party shall be excused from the performance of any of its obligations to the other where such nonperformance is occasioned by any event beyond its control which shall include, without limitation, any applicable order, rule or regulation of any federal, state or local body, agency or instrumentality with jurisdiction, work stoppage, accident, natural disaster, war, acts of terrorism or civil disorder, provided that the Party so excused shall use all reasonable efforts to minimize its nonperformance and overcome, remedy, cure or remove such event as soon as is reasonably practicable, and such performance shall be excused only for so long as, in any given case, the force or circumstances making performance impossible shall exist.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Aggressive Growth Fund

AIM V.I. Balanced Fund

AIM V.I. Basic Value Fund

AIM V.I. Blue Chip Fund

AIM V.I. Capital Appreciation Fund

AIM V.I. Capital Development Fund

AIM V.I. Core Equity Fund

AIM V.I. Dent Demographic Trends Fund

AIM V.I. Diversified Income Fund

AIM V.I. Government Securities Fund

AIM V.I. Growth Fund[1]

AIM V.I. High Yield Fund[1]

AIM V.I. International Growth Fund

AIM V.I. Large Cap Growth Fund

AIM V.I. Mid Cap Core Equity Fund

AIM V.I. Money Market Fund

AIM V.I. Premier Equity Fund

AIM V.I. Real Estate Fund[2]

AIM V.I. Small Cap Equity Fund

INVESCO VIF – Core Equity Fund

INVESCO VIF – Dynamics Fund

INVESCO VIF – Financial Services Fund

INVESCO VIF – Health Sciences Fund

INVESCO VIF – Leisure Fund

INVESCO VIF – Small Company Growth Fund

INVESCO VIF – Technology Fund[1]

INVESCO VIF – Total Return Fund

INVESCO VIF – Utilities Fund[1]

[1]

Effective April 30, 2004, AIM V.I. Growth Fund acquired the assets of INVESCO VIF – Growth Fund; AIM V.I. High Yield Fund acquired the assets of INVESCO VIF – High Yield Fund; INVESCO VIF – Utilities Fund acquired the assets of AIM V.I. Global Utilities Fund; and INVESCO VIF – Technology Fund acquired the assets of AIM V.I. New Technology Fund and INVESCO VIF – Telecommunications Fund.

[2]	Formerly, INVESCO VIF – Real Estate Opportunities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

•	Separate Account VA BNY – September 27, 1994

•	Separate Account VA QNY – August 13, 1996

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

•

Transamerica Financial Life Insurance Company – Policy Form No. AV343 101 90 396 or AV806 101 158 102 under the marketing name “Transamerica Landmark NY Variable Annuity”AUSA Life Insurance Company, Inc.

•	Transamerica Financial Life Insurance Company – Policy Form No. AV1024 101 179 1003 – Flexible Premium Variable Annuity – E

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2004

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ Jim A. Coppedge	By:	/s/ Robert H. Graham

Name:	Jim A. Coppedge	Name:	Robert H. Graham

Title:	Assistant Secretary	Title:	President

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY (FORMERLY AUSA LIFE INSURANCE COMPANY) By its authorized officer,

Attest:	/s/ Priscilla I. Hechler	By:	/s/ John K. Carter

Name:	Priscilla I. Hechler	Name:	John K. Carter

Title:	Assistant Vice President and	Title:	Vice President
Assistant Secretary

AFSG SECURITIES CORPORATION

Attest:	/s/ Priscilla I. Hechler	By:	/s/ John K. Carter

Name:	Priscilla I. Hechler	Name:	John K. Carter

Title:	Assistant Vice President and	Title:	Vice President
Assistant Secretary

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